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                                                             EXHIBIT 10(b)(viii)


                              SECOND AMENDMENT TO
                         ANADARKO PETROLEUM CORPORATION

               1988 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


         WHEREAS, ANADARKO PETROLEUM CORPORATION (the "Company") has heretofore adopted the ANADARKO PETROLEUM CORPORATION AMENDED AND RESTATED 1988 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan:

         NOW, THEREFORE, the Plan shall be amended, effective as of January 29, 1998, as follows:


1.       Paragraph 8(c) shall be replaced in its entirety by the following:

                 "(c)     If the Company recapitalizes or otherwise changes its
capital structure, thereafter upon any exercise of an Option theretofore granted, the Eligible Director shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities or other property to which the Eligible Director would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the Eligible Director had been holder of record of the number of shares of Common Stock as to which such Option is then exercisable. Upon the occurrence of a "Change of Control" (as defined below) as of a date specified by the Committee (which for purposes of this Paragraph 8(c) in the event of a Change of Control shall be the Committee as constituted prior to such Change of Control) which is within thirty days of the occurrence of such Change of Control, all outstanding Options which have been held for at least six months, irrespective of whether such Options are then otherwise exercisable, shall be surrendered to the Company by each Eligible Director holding such Options and such Options shall thereupon be canceled by the Company, and the Eligible Director shall receive a cash payment by the Company in an amount equal to the number of shares of Common Stock subject to the Option held by such Eligible Director multiplied by the difference between (x) and (y) where (y) equals the purchase price per share of Common Stock covered by the Option and (x) equals the fair market value of a share of the Common Stock as reported on the NYSE on the date determined by the Board to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Paragraph 8(c) consists of anything other than cash, the Board shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash. Notwithstanding the foregoing, if any right granted pursuant to this
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Paragraph 8(c) would make a Change of Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a fair market value equal to the cash that would otherwise be payable hereunder.

For purposes of the Plan, a "Change of Control" shall mean:

                 (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(iv) any acquisition pursuant to a transaction which complies with clauses (i),
(ii) and (iii) of subsection (3) of this definition; or

                 (2) Individuals who, as of January 29, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to January 29, 1998, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of
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such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                 (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company."

2.       As amended hereby, the Plan is specifically ratified and reaffirmed.


         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 29th day of January, 1998.

                                     ANADARKO PETROLEUM CORPORATION


                                     By:
                                        -------------------------------------
                                        Charles G. Manley
                                        Senior Vice President, Administration